Exhibit 4.8

Execution Version

BEIJING TUNIU TECHNOLOGY CO., LTD.

CHEN ANQIANG

AND

NANJING TUNIU TECHNOLOGY CO., LTD.

EQUITY INTEREST PLEDGE AGREEMENT

FOR

NANJING TUNIU TECHNOLOGY CO., LTD.

DATED

February 19, 2021

EQUITY INTEREST PLEDGE AGREEMENT

THIS EQUITY INTEREST PLEDGE AGREEMENT FOR NANJING TUNIU TECHNOLOGY CO., LTD. (this “Agreement”) is made on February 19, 2021 (“Execution Date”) in Beijing

BY AND AMONG:

1.    Chen Anqiang with his domicile at *** and ID number being *** ( “Pledgor” );

2.    Beijing Tuniu Technology Co., Ltd. (“Pledgee”) ; and

Registered Address: Room 1006, 10/F, Building No. 4, 1 Shangdi Tenth Street, Haidian District, Beijing

Legal Representative: Yu Dunde

3.    Nanjing Tuniu Technology  Co., Ltd. (“Company” or “Tuniu Technology”)

Registered Address: 3-5/F, Building No. 6, Dongda Science Park, No. 6 Changjiang Back Street, Xuanwu District, Nanjing

Legal Representative: Yu Dunde

In this Agreement, the aforementioned parties are referred to individually as a “Party” and collectively as the “Parties”.

WHEREAS:

1.    The Pledgor is the registered shareholder of the Company and lawfully holds 19.11% of theequity interest in the Company together (“Company Equity”).

2.    The Parties hereto entered into a Shareholder’s Voting Rights Proxy Agreement (“Proxy Agreement”) on February 19, 2021, pursuant to which the Pledgor has irrevocably granted a general power of attorney to such persons as may then be appointed by the Pledgee to exercise its entire shareholder voting rights in the Company on behalf of the Pledgor.

3.    The Company and the Pledgee entered into a Cooperation Agreement (“Cooperation Agreement”) on February 19, 2021, pursuant to which the Company has, on an exclusive basis, engaged the Pledgee to provide it with relevant services and agrees to pay relevant service fees to the Pledgee for such services.

4.    The Parties hereto and other relevant parties entered into an Purchase Option Agreement for Nanjing Tuniu Technology Co., Ltd. (“Purchase Option Agreement”) on February 19, 2021, pursuant to which the Pledgor and the Company shall, to the extent permitted by the PRC Laws, transfer, at the request of the Pledgee, all or part of its equity interest in the Company respectively to the

Pledgee and/or any entity and/or individual designated by it.

5.    As security for the debt of Pledgors to Pledgee (the amount of debt is defined below), the performance by the Pledgor of its Contractual Obligations (as defined below) and its repayment of the Secured Indebtedness (as defined below), the Pledgor is willing to pledge all of its Company Equity to the Pledgee and create first priority pledge in favor of the Pledgee; and the Company has agreed to such equity pledge arrangement.

NOW, THEREFORE, upon consensus through consultation, the Parties agree as follows:

ARTICLE I      DEFINITIONS

1.1          Unless otherwise required by the context, the following terms shall have the following meanings in this Agreement:

“Contractual Obligations”

means all of the Pledgor’s contractual obligations under the Proxy Agreement and the Purchase Option Agreement; all of the Company’s contractual obligations under the Proxy Agreement, the Cooperation Agreement and the Purchase Option Agreement; and all of the contractual obligations of the Pledgor and the Company under this Agreement.

“Secured Indebtedness”

means all direct, indirect or consequential losses and loss of projectable benefits suffered by the Pledgee as a result of any Event of Default (as defined below) of the Pledgor and/or the Company, and the basis for determining the amounts of such losses shall include, without limitation, reasonable commercial plans and profit forecasts of the Pledgee and all costs incurred by the Pledgee in connection with its enforcement of the Contractual Obligations of the Pledgor and/or the Company.

“Transaction Agreements”	means the Proxy Agreement, the Cooperation Agreementand the Purchase Option Agreement.
“Event of Default”

means a breach by the Pledgor of any of its Contractual Obligations under the Proxy Agreement, the Purchase Option Agreement and/or this Agreement, and a breach by the Company of any of its Contractual Obligations under the Proxy Agreement, the Cooperation Agreement, the Purchase Option Agreement and/or this Agreement.

“Pledged Equity”	means all of the Company Equity lawfully owned by the Pledgor as of the effectiveness of this Agreement and to be pledged hereunder to the Pledgee as security for the performance by the Pledgor and the Company of their respective Contractual Obligations and increased capital contribution amounts and dividends under Sections 2.6 and 2.7 hereof.
“PRC Laws”	means the then effective laws, administrative regulations, administrative rules, local regulations, judicial interpretations and other binding regulatory documents of the People’s Republic of China.

1.2          In this Agreement, any reference to any PRC Law shall be deemed to include (i) a reference to such PRC Law as modified, amended, supplemented or reenacted, effective either before or after the date hereof; and (ii) a reference to any other decision, circular or rule made thereunder or effective as a result thereof.

1.3          Unless otherwise required by the context, a reference to an article, section, clause or paragraph herein shall be a reference to an article, section, clause or paragraph of this Agreement.

ARTICLE II      EQUITY PLEDGE

2.1          The Pledgor hereby agrees to pledge, in accordance with the terms hereof, its lawfully owned and rightfully disposable 19.11% Equity in the Company, corresponding to the Company's registered capital of 515,976 yuan (the “Pledged Equity”)  to the Pledgee, as security for the Pledgor’s debt of RMB 464,378.40 to the Pledgee. The Pledgor hereby agrees that, in addition to providing guarantee for the aforesaid debt, the Pledged Equity also provides guarantee for the performance by the Pledgor of its Contractual Obligations and its repayment of the Secured Indebtedness. The Company hereby agrees for the Pledgor to so pledge the Pledged Equity to the Pledgee in accordance with the terms hereof.

2.2          The Pledgor covenants that it will assume the responsibility of recording the equity pledge arrangement (“Equity Pledge”) hereunder in the shareholder’s register of the Company on the Execution Date. The Pledgor further covenants that it will use its best efforts and take all necessary measures to register the Equity Pledge as soon as possible with the competent administrative authority for market regulation of the Company after the Execution Date.

2.3          During the validity term hereof, the Pledgee shall not be liable in whatsoever manner for any diminution in value of the Pledged Equity and the Pledgor shall have no right to seek any form of recourse or bring any claims against the Pledgee in connection therewith, except where such diminution arises out of any willful conduct of the Pledgee or its gross negligence having immediate causal link with such result.

2.4          Subject to Section 2.3 above, if the Pledged Equity is likely to suffer such a manifest value diminution as to impair the rights of the Pledgee, the Pledgee may at any time auction or sell the Pledged Equity on behalf of the Pledgor and may, as agreed with the Pledgor, apply the proceeds from such auction or sale towards early repayment of the Secured Indebtedness, or deposit (entirely at the cost of the Pledgee) such proceeds with a notary organ of the place of the Pledgee. In addition, upon request by the Pledgee, the Pledgor shall provide other property as security for the Secured Indebtedness.

2.5         Upon occurrence of any Event of Default, the Pledgee shall be entitled to dispose of the Pledged Equity in such manner as prescribed by Article IV hereof.

2.6         The Pledgor may not increase the capital of the Company except with prior consent of the Pledgee. Any increase in the capital contribution made by the Pledgor to the registered capital of the Company as a result of any capital increase shall equally become part of the Pledged Equity, and the Pledgor shall register the pledge of the Company Equity corresponding to such capital contribution with the competent administrative authority for market regulation of the Company.

2.7         The Pledgor may not receive any dividend or profit distribution in respect of the Pledged Equity except with prior consent of the Pledgee. Any dividend or profit distribution received by the Pledgor in respect of the Pledged Equity shall be deposited into an account designated by the Pledgee, monitored by the Pledgee and first applied towards repayment of the Secured Indebtedness.

2.8         Upon occurrence of an Event of Default, the Pledgee shall be entitled to dispose of any Pledged Equity of the Pledgor in accordance with the terms hereof.

ARTICLE III      RELEASE OF PLEDGE

3.1         Upon full and complete performance by the Pledgor and the Company of all of their Contractual Obligations and full repayment of the Secured Indebtedness, the Pledgee shall, at the request of the Pledgor, release the Equity Pledge hereunder and cooperate with the Pledgor in relation to both the deregistration of the Equity Pledge in the shareholder’s register of the Company and the deregistration of the Equity Pledge with the relevant administrative authority for market regulation; reasonable costs arising out of such release of the Equity Pledge shall be borne by the Pledgee.

ARTICLE IV      DISPOSAL OF PLEDGED EQUITY

4.1         The Parties hereby agree that upon occurrence of any Event of Default, the Pledgee shall be entitled to exercise, upon written notice to the Pledgor, all of the remedies, rights and powers available to it under the PRC Laws, the Transaction Agreements and this Agreement, including, without limitation, the right to auction or sell the Pledged Equity for prior satisfaction of claims. The Pledgee shall not be held liable for any losses resulting from its reasonable exercise of such rights and powers.

For the avoidance of doubt, in the event that the Pledgor dies or is declared dead according to law, the Company shall, at the request of the Pledgee, buy back the equity of the Company held by the Pledgor according to the paid in registered capital corresponding to the equity held by the Pledgor to the Company, and the buyback price shall be given priority to pay off the Secured Indebtedness.

The Pledgor further acknowledges and agrees that its breach of Article IX hereof shall constitute its material breach of this Agreement; the Company further acknowledges and agrees that its breach of Article X hereof shall constitute its material breach of this Agreement.

4.2          The Pledgee shall be entitled to appoint, in writing, its counsels or other agents to exercise any and all of its foregoing rights and powers, and neither the Pledgor nor the Company shall object thereto.

4.3         The Pledgee shall have the right to fully deduct all reasonable costs incurred by it in connection with its exercise of any or all of its foregoing rights and powers from the proceeds obtained as a result of such exercise of rights and powers.

4.4         The proceeds obtained as a result of the exercise by the Pledgee of its rights and powers shall be applied in the following order of precedence:

(i)       towards payment of all costs arising out of the disposal of the Pledged Equity and the exercise by the Pledgee of its rights and powers (including fees paid to its counsels and agents);

(ii)      towards payment of the taxes payable in connection with the disposal of the Pledged Equity; and

(iii)     towards repayment of the Secured Indebtedness to the Pledgee.

Any balance after the deduction of the foregoing payments shall either be returned by the Pledgee to the Pledgor or any other person who may be entitled to such balance under relevant laws and regulations or be deposited by the Pledgee with a notary organ of the place of the Pledgee (any costs arising out of such deposit shall be borne by the Pledgee).

4.5         The Pledgee shall have the right to exercise, at its option, concurrently or successively, any of its breach of contract remedies; the Pledgee shall not be required to first exercise other breach of contract remedies prior to the exercise of its right to auction or sell the Pledged Equity hereunder.

ARTICLE V      COSTS AND EXPENSES

5.1         All actual costs and expenses arising in connection with the creation of the Equity Pledge hereunder, including, without limitation, the stamp duty, any other taxes and all legal costs, shall be borne by the Parties severally.

ARTICLE VI      CONTINUING GUARANTEE AND NON-WAIVER

6.1         The Equity Pledge created hereunder shall constitute a continuing guarantee and shall remain valid until full performance of the Contractual Obligations or full repayment of the Secured Indebtedness, whichever occurs later. Neither any waiver or grace granted by the Pledgee with respect to any breach by the Pledgor nor any delay of the Pledgee in its exercise of any of its rights under the Transaction Agreements and this Agreement shall affect the right of the Pledgee under this Agreement, relevant PRC Laws and the Transaction Agreements to require at any time thereafter the Pledgor to strictly perform the Transaction Agreements and this Agreement or any right that may be available to the Pledgee as a result of any subsequent breach by the Pledgor of the Transaction Agreements and/or this Agreement.

ARTICLE VII      REPRESENTATIONS AND WARRANTIES BY THE PLEDGOR

The Pledgor represents and warrants to the Pledgee that:

7.1         The Pledgor is a Chinese citizen, has full capacity for civil conduct, has the legal rights and ability to sign this Agreement, perform obligations in accordance with this Agreement, and bear corresponding legal responsibilities, and may sue or be sued as an independent party.

7.2         All reports, documents and information provided by it to the Pledgee prior to the effectiveness of this Agreement with respect to all matters pertaining to the Pledgor or required by this Agreement are true, correct, complete and not misleading in all material respects as of the effectiveness of this Agreement.

7.3         All reports, documents and information provided by it to the Pledgee subsequent to the effectiveness of this Agreement with respect to all matters pertaining to the Pledgor or required by this Agreement are true and valid in all material respects as of the time of provision of the same.

7.4         As of the effectiveness of this Agreement, the Pledgor is the sole lawful owner of the Pledged Equity free from any ongoing or potential dispute or any third party claim as to the ownership thereof; and the Pledgor has the right to dispose of the Pledged Equity or any part thereof.

7.5         Other than the security interest created on the Pledged Equity hereunder and the rights created under the Transaction Agreements, the Pledged Equity is free from any other security interests, third party rights or interests or any other restrictions.

7.6         The Pledged Equity may be lawfully pledged and assigned, and the Pledgor has full rights and powers to pledge the Pledged Equity to the Pledgee in accordance with the terms hereof.

7.7         Once duly executed by the Pledgor, this Agreement will constitute lawful,

valid and binding obligations of the Pledgor.

7.8         Other than the registration of the Equity Pledge with the relevant administrative authority for market regulation, any consents, permissions, waivers or authorizations by any third party or any approval, license or exemption from or any registration or filing formalities with any governmental body (if required by law), requisite in each case for the execution and performance of this Agreement and the creation of the Equity Pledge hereunder, have been obtained or completed and will remain fully valid during the validity term hereof.

7.9         The execution and performance by the Pledgor of this Agreement do not violate or conflict with any law applicable to the Pledgor, any agreement to which the Pledgor is a party or by which he is bound, any court judgment, any arbitral award, or any decision of any administrative authority.

7.10       The pledge hereunder constitutes a first priority security interest on the Pledged Equity.

7.11       All taxes and costs payable in connection with the acquisition of the Pledged Equity have been paid in full by the Pledgor.

7.12       There are no pending, or to the knowledge of the Pledgor, threatened, suits, legal proceedings or claims before any court or arbitral tribunal or by any governmental body or administrative authority against the Pledgor or its property or the Pledged Equity having a material or adverse effect on the financial condition of the Pledgor or its ability to perform its obligations and the guarantee liability hereunder.

7.13       The Pledgor hereby warrants to the Pledgee that the foregoing representations and warranties will remain true and correct and be fully complied with under all circumstances at any time prior to the full performance of the Contractual Obligations or full repayment of the Secured Indebtedness.

ARTICLE VIII      REPRESENTATIONS AND WARRANTIES BY THE COMPANY

The Company represents and warrants to the Pledgee that:

8.1         It is a limited liability company duly registered and lawfully existing under the PRC Laws with independent legal personality; and has full and independent legal status and capacity to execute, deliver and perform this Agreement and may sue or be sued as an independent party.

8.2          All reports, documents and information provided by it to the Pledgee prior to the effectiveness of this Agreement with respect to all matters pertaining to the Pledged Equity or required by this Agreement are true, correct, complete and not misleading in all material respects as of the effectiveness of this Agreement.

8.3          All reports, documents and information provided by it to the Pledgee subsequent to the effectiveness of this Agreement with respect to all matters pertaining to the Pledged Equity or required by this Agreement are true and valid in all material respects as of the time of provision of the same.

8.4         Once duly executed by it, this Agreement will constitute lawful, valid and binding obligations of the Company.

8.5         It has full internal corporate power and authority to execute and deliver this Agreement and all other documents to be executed by it in connection with the transactions contemplated hereunder as well as full power and authority to consummate the transactions contemplated hereunder.

8.6         There are no pending, or to the knowledge of the Company, threatened, suits, legal proceedings or claims before any court or arbitral tribunal or by any governmental body or administrative authority against the Pledged Equity, the Company or its assets having a material or adverse effect on the financial condition of the Company or the ability of the Pledgor to perform its obligations and the guarantee liability hereunder.

8.7         The Company hereby agrees to be severally and jointly liable to the Pledgee for the representations and warranties made by the Pledgor under Sections 7.4, 7.5, 7.6, 7.8 and 7.10 hereof.

8.8         The Company hereby warrants to the Pledgee that the foregoing representations and warranties will remain true and correct and be fully complied with under all circumstances at any time prior to the full performance of the Contractual Obligations or full repayment of the Secured Indebtedness.

ARTICLE IX      UNDERTAKINGS BY THE PLEDGOR

The Pledgor hereby agrees and irrevocably undertakes to the Pledgee that:

9.1         Without prior written consent of the Pledgee, the Pledgor will not create or permit to be created any new pledge or any other security interest on the Pledged Equity, and any pledge or any other security interest created on all or part of the Pledged Equity without prior written consent of the Pledgee shall be null and void.

9.2         Without prior written notice to and prior written consent of the Pledgee, (i) the Pledgor will not assign or otherwise dispose of the Pledged Equity or request the Company to decrease its capital, and any of such actions taken by the Pledgor without prior consent of the Pledgee shall be null and void; (ii) the Pledgor will not assist or permit other existing shareholders (as applicable) to take any of the foregoing actions without prior written consent of the Pledgee. The proceeds received by the Pledgor from the assignment or other disposal of the Pledged Equity shall be first applied towards early full repayment of the Secured Indebtedness to the Pledgee or deposited with a third party to be agreed with the Pledgee.

9.3          Should there arise any suit, arbitration or other claims which are likely to have an adverse effect on the interests of the Pledgor or the Pledgee under the Transaction Agreements and this Agreement or on the Pledged Equity, the Pledgor warrants that it will notify the Pledgee in writing of the same as soon as possible and without delay and will, in accordance with the reasonable request of the Pledgee, take all necessary actions to ensure the Pledgee’s pledge rights and interests in and to the Pledged Equity.

9.4         The Pledgor warrants that it shall complete the business term extension registration formalities of the Company within three (3) months prior to the expiry of the business term of the Company such that the validity of this Agreement shall be maintained.

9.5         The Pledgor shall not do or permit to be done any act or action likely to have an adverse effect on the interests of the Pledgee under the Transaction Agreements and this Agreement or on the Pledged Equity.

9.6         The Pledgor will use its best efforts and take all necessary measures to register the Equity Pledge hereunder as soon as possible with the relevant administrative authority for market regulation after the execution of this Agreement, and the Pledgor warrants, in accordance with the reasonable request of the Pledgee, to take all necessary actions and execute all necessary documents (including, without limitation, any supplement hereto) to ensure the Pledgee’s pledge rights and interests in and to the Pledged Equity as well as the exercise and realization by the Pledgee of such rights and interests.

9.7         Should the exercise of the pledge rights hereunder result in an assignment of any Pledged Equity, the Pledgor warrants that it will take all actions to realize such assignment.

9.8         The Pledgor ensures that the shareholder’s resolutions adopted, convening procedures of, the methods of voting at and the contents of the shareholders’ meeting and board meetings of the Company held in connection with the execution of this Agreement and the creation and exercise of the pledge rights hereunder shall not violate laws, administrative regulations or the articles of association of the Company.

9.9         Once the Pledgor knows or should have known any possible transfer of the Pledged Equity held by him to any third parties other than the Pledgee or any individual or entity designated by the Pledgee as a result of applicable PRC Laws or any judgment or award rendered by a court or arbitral body or for any other reasons, it shall notify the Pledgee immediately and without delay.

ARTICLE X      UNDERTAKINGS BY THE COMPANY

The Company hereby agrees and irrevocably undertakes to the Pledgee that:

10.1       The Company will use every effort to assist with the obtainment of any consents, permissions, waivers or authorizations by any third party or any approval, license or exemption from any governmental body or the completion of any registration or filing formalities with any governmental body (if required by law), requisite in each case for the execution and performance of this Agreement and the creation of the Equity Pledge hereunder, and the maintenance of the same in full force and effect during the validity term hereof.

10.2       Without prior written consent of the Pledgee, the Company will not assist or permit the Pledgor to create any new pledge or any other security interest on the Pledged Equity.

10.3       Without prior written consent of the Pledgee, the Company will not assist or permit the Pledgor to assign or otherwise dispose of the Pledged Equity.

10.4       Should there arise any suit, arbitration or other claims which are likely to have an adverse effect on the Company, the Pledged Equity or the interests of the Pledgee under the Transaction Agreements and this Agreement, the Company warrants that it will notify the Pledgee in writing of the same as soon as possible and without delay and will, in accordance with the reasonable request of the Pledgee, take all necessary actions to ensure the Pledgee’s pledge rights and interests in and to the Pledged Equity.

10.5       The Company warrants that it shall complete its business term extension registration formalities within three (3) months prior to the expiry of its business term such that the validity of this Agreement shall be maintained.

10.6       The Company shall not do or permit to be done any act, action or omission likely to have an adverse effect on the interests of the Pledgee under the Transaction Agreements and this Agreement or on the Pledged Equity.

10.7       The Company will, during the first month of each calendar quarter, submit to the Pledgee the financial statements of the Company for the preceding calendar quarter, including, without limitation, the balance sheet, the income statement and the cash flow statement.

10.8       The Company warrants, in accordance with the reasonable request of the Pledgee, to take all necessary actions and execute all necessary documents (including, without limitation, any supplement hereto) to ensure the Pledgee’s pledge rights and interests in and to the Pledged Equity as well as the exercise and realization by the Pledgee of such rights and interests.

10.9       Should the exercise of the pledge rights hereunder result in an assignment of any Pledged Equity, the Company warrants that it will take all actions to realize such assignment.

10.10     The Company covenants that it will assist the Pledgor to register the Equity Pledge hereunder with the competent administrative authority for market regulation of the Company as soon as possible after the execution of this Agreement and provide all necessary cooperation to complete such registration in a timely manner.

10.11     Once the Company knows or should have known any possible transfer of the Pledged Equity held by the Pledgor to any third parties other than the Pledgee or any individual or entity designated by the Pledgee as a result of applicable PRC Laws or any judgment or award rendered by a court or arbitral body or for any other reasons, it shall notify the Pledgee immediately and without delay.

ARTICLE XI      FUNDAMENTAL CHANGES OF CIRCUMSTANCES

11.1        As a supplementary agreement and without contravening other provisions of the Transaction Agreements and this Agreement, if, at any time, in the opinion of the Pledgee, as a result of any promulgation of or amendment to any PRC Laws, regulations or rules, or any change in the interpretation or application of such laws, regulations or rules, or any change in relevant registration procedures, the maintenance of the validity of this Agreement and/or the disposal of the Pledged Equity in the manner prescribed hereby becomes illegal or contravenes such laws, regulations or rules, the Pledgor and the Company shall, based on the Pledgee’s written instructions and in accordance with its reasonable request, immediately take any actions and/or execute any agreements or other documents so as to:

(a)    maintain the validity of this Agreement;

(b)    facilitate the disposal of the Pledged Equity in the manner prescribed hereby; and/or

(c)    maintain or realize the security created or purported to be created hereunder.

ARTICLE XII      EFFECTIVENESS AND TERM OF AGREEMENT

12.1       This Agreement shall become effective upon due execution by the Parties.

12.2       The term of this Agreement shall end when the Contractual Obligations have been fully performed or the Secured Indebtedness have been fully repaid, whichever is later.

ARTICLE XIII      NOTICES

13.1       Any notice, request, demand and other correspondences required by or made pursuant to this Agreement shall be made in writing and delivered to the relevant Parties.

13.2       Such notice or other correspondences shall be deemed delivered when it is transmitted if transmitted by fax or email; or upon delivery if delivered in person; or two (2) days after posting if delivered by mail.

ARTICLE XIV      MISCELLANEOUS

14.1        The Pledgor and the Company agree that the Pledgee may, immediately upon notice to the Pledgor and the Company, assign its rights and/or obligations hereunder to any third party; provided that without prior written consent of the Pledgee, neither the Pledgor nor the Company may assign their respective rights, obligations or liabilities hereunder to any third party.

14.2       The sum of the Secured Indebtedness determined by the Pledgee in its discretion in connection with its exercise of its pledge rights to the Pledged Equity in accordance with the terms hereof shall constitute the conclusive evidence for the Secured Indebtedness hereunder.

14.3       This Agreement is made in Chinese in four (4) originals, of which one (1) copy shall be held by the Company, one (1) copy shall be used for governmental approval/registration purposes and the remaining copies shall be kept by the Pledgee.

14.4       The entry into, effectiveness and interpretation of, and resolution of disputes under, this Agreement shall be governed by the PRC Laws.

14.5      Dispute Resolution

(a)    All disputes arising out of or in connection with this Agreement shall be first settled by the relevant Parties through amiable consultations; if such Parties fail to resolve the dispute through consultations, the dispute shall be submitted to China International Economic and Trade Arbitration Commission (CIETAC) for arbitration according to CIETAC arbitration rules in effect at the time of applying for arbitration. The seat of arbitration shall be in Beijing. The arbitration award shall be final and binding on the relevant Parties. Except as otherwise required by the arbitration award, the arbitration fees shall be borne by the losing party. The losing party shall also indemnify for the attorneys’ fee and other expenses incurred by the winning party.

(b)    Pending the resolution of such dispute, the Parties shall continue to perform the remaining provisions of this Agreement other than the disputed matters.

14.6       No right, power or remedy empowered to any Party by any provision of this Agreement shall preclude any other right, power or remedy enjoyed by such Party in accordance with law or any other provisions hereof and no exercise by a Party of any of its rights, powers and remedies shall preclude its exercise of its other rights, powers and remedies.

14.7       No failure or delay by a Party in exercising any right, power or remedy under this Agreement or laws (“Party’s Rights”) shall result in a waiver of such rights; and no single or partial waiver by a Party of the Party’s Rights shall preclude such Party from exercising such rights in any other way or exercising the remaining part of the Party’s Rights.

14.8       The section headings herein are inserted for convenience of reference only and shall in no event be used in or affect the interpretation of the provisions hereof.

14.9       Each provision contained herein shall be severable and independent of any other provisions hereof, and if at any time any one or more provisions hereof become invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not be affected thereby.

14.10     Once executed, this Agreement shall replace any other legal documents previously entered into by the Parties in respect of the same subject matter hereof. Any amendments or supplements to this Agreement shall be made in writing. Except for the transfer of rights hereunder by the Pledgee according to Section 14.1 hereof, such amendments or supplements shall become effective only if they are duly signed by the Parties hereto.

14.11     This Agreement shall be binding upon the legal assignees or successors of the Parties. The successors or permitted assignees (if any) of the Pledgor and the Company shall continue to perform the respective obligations of the Pledgor and the Company hereunder. The Pledgor warrants to the Pledgee that he has made all appropriate arrangements and executed all necessary documents to ensure that, in the event of its death, incapacitation, bankruptcy, divorce or occurrence of other circumstances that might affect exercise of its shareholder rights, his legal assignee, successor, heir, guardians, executors, creditors, spouse and other persons that might consequently acquire the Company Equity or relevant rights cannot affect or impede the performance of this Agreement. For this purpose, (a) as soon as practicable after the date of this Agreement, upon request by the Pledgee, the Pledgor shall execute, the Pledgor and the Company shall procure the spouse of the Pledgor to execute a husband and wife property agreement in form and substance satisfactory to the Pledgee; (b) the Pledgor and the Company shall promptly sign all other documents and take all other actions (including, without limitation, notarization of this Agreement) as required by the Pledgee.

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This Agreement is entered into as of the date first written above in Beijing by and between the following parties:

Beijing Tuniu Technology Co., Ltd

By:	/s/ Yu Dunde

Name: Yu Dunde

Title: Legal Representative

Chen Anqiang

Signature:	/s/ Chen Anqiang

Nanjing Tuniu Technology Co., Ltd

By:	/s/ Yu Dunde

Name: Yu Dunde

Title: Legal Representative